                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CREDIT ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                   [CREDIT ACCEPTANCE CORPORATION LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             to be held May 24, 1999




           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Credit Acceptance Corporation, a Michigan corporation, will be held at 400 Renaissance Center, 23rd Floor, Detroit, Michigan 48243, on Monday, May 24, 1999, at 9:00 a.m., local time, for the following purposes.

           1. To elect five directors to serve until the 2000 Annual Meeting of Shareholders;

           2. To approve a proposal to amend the 1992 Stock Option Plan to increase the number of shares subject to the plan from 5,000,000 to 8,000,000 and to increase the number of options that may be granted to any individual salaried employee in any three-year period from 500,000 to 1,000,000; and

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Shareholders of record on April 5, 1999 will be entitled to notice of and to vote at this meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed Proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The Proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of Directors,



                                         Donald A. Foss
                                         Chairman, President and
                                         Chief Executive Officer


  Southfield, Michigan
  April 14, 1999

                   [CREDIT ACCEPTANCE CORPORATION LETTERHEAD]

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 1999

                    ----------------------------------



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Credit Acceptance Corporation, a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Monday, May 24, 1999, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed form of Proxy were first sent or given to security holders on April 14, 1999.

         Only shareholders of record at the close of business on April 5, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each holder of the 46,298,904 issued and outstanding shares of the Company's common stock (the "Common Stock") on the Record Date is entitled to one vote per share. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

         A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy or by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted for the election of directors named in this Proxy Statement and for the proposal described in this Proxy Statement. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment.

         The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expense in mailing proxy material to principals.


                            COMMON STOCK OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 31, 1999 concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by all other beneficial owners of more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 31, 1999 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table.




                                                                        NUMBER
                                                                        OF SHARES                 PERCENT OF
                                                                    BENEFICIALLY OWNED        OUTSTANDING SHARES
                                                                    ------------------        ------------------

Donald A. Foss .........................................................    24,020,100  (a)           51.9%
Brett A. Roberts........................................................       248,666  (b)             *
Thomas A. FitzSimmons ..................................................        52,650  (c)             *
Michael W. Knoblauch....................................................       122,600  (d)             *
Richard G. Vanderport...................................................        60,666  (e)             *
Harry E. Craig..........................................................        10,000                  *
David T. Harrison.......................................................         4,800                  *
Sam M. LaFata ..........................................................         9,000  (f)             *
All Directors and Executive Officers as a Group (14 persons)............    24,802,041  (g)           53.6%
Thomas W. Smith.........................................................     4,741,700  (h)           10.2%
Thomas N. Tryforos......................................................     4,127,398  (h)            8.9%
Capital Guardian Trust Company..........................................     3,145,000  (i)            6.8%


-----------------------

*  Less than 1%.

(a) Shares are held of record by the Donald A. Foss Revocable Living Trust dated January 26, 1984 as to which Mr. Foss is the trustee. Mr. Foss' business address is 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034-8339.

(b) Includes 235,666 shares which Mr. Roberts has the right to acquire upon exercise of employee stock options.
(c) Includes 50,000 shares which Mr. FitzSimmons has the right to acquire upon exercise of employee stock options.
(d) Includes 120,000 shares which Mr. Knoblauch has the right to acquire upon exercise of employee stock options.
(e) Includes 50,666 shares which Mr. Vanderport has the right to acquire upon exercise of employee stock options.
(f) Shares are held by the Sam M. LaFata Revocable Living Trust as to which Mr. LaFata is the trustee.
(g) Includes a total of 702,466 shares which such persons have the right to acquire upon exercise of employee stock options.

(h) The number of shares is based on information contained in a Schedule 13-D filed with the Securities and Exchange Commission by Mr. Thomas W. Smith and Mr. Thomas N. Tryforos which reflect their beneficial ownership of shares of Common Stock as of January 19, 1999. Mr. Thomas W. Smith reported that he may be deemed to have sole voting power and dispositive power over 642,200 shares and shared voting and dispositive power over 4,099,500 shares with Mr. Thomas N. Tryforos. Mr. Tryforos reported that he has sole voting and dispositive power over 27,898 shares. Mr. Smith's and Mr. Tryforos's business address is 323 Railroad Avenue, Greenwich, Connecticut 06830.

(i) The number of shares is based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission by Capital Guardian Trust Company which reflects its beneficial ownership of shares of Common Stock as of December 31, 1998. Capital Guardian Trust Company reported that it may be deemed to have sole voting power over 3,065,000 shares and sole dispositive power over the entire 3,145,000 shares. Capital Guardian Trust Company's business address is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

                       MATTERS TO COME BEFORE THE MEETING

(1)      ELECTION OF DIRECTORS

         Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director holds office until the next annual meeting of shareholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Each of the nominees is currently a director of the Company.

         The following sets forth information as to each nominee for election at the Annual Meeting, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly-held companies, membership on committees of the Board of Directors and period of service as a director of the Company. The Board of Directors recommends a vote FOR each of the nominees for election. EXECUTED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. The election of directors requires a plurality of the votes cast.

         DONALD A. FOSS; AGE 54; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

         Mr. Foss is the founder and principal shareholder of the Company, in addition to owning and operating an affiliated company engaged in the sale of used vehicles. He was formally named Chairman of the Board and Chief Executive Officer of the Company in March 1992.

         HARRY E. CRAIG, AGE 71; INDEPENDENT PERSONNEL CONSULTANT

         Mr. Craig has been a self-employed consultant providing management training services since 1986. Mr. Craig served in various managerial and other capacities with Ford Motor Company for 30 years, most recently as Director, Personnel and Organization Office of Ford Aerospace & Communications Corporation. Mr. Craig became a director of the Company in June 1992.

         THOMAS A. FITZSIMMONS; AGE 55; MANAGING DIRECTOR, CREDIT ACCEPTANCE CORPORATION UK, LIMITED

         Mr. FitzSimmons has been Managing Director of the Company's United Kingdom operations since joining the Company in October 1997. Before joining the Company, he had been a principal at William Blair & Company LLC, a full-service investment banking/brokerage firm headquartered in Chicago from 1983 until June 1997 and most recently served as its manager of its Financial Institutions Group for more than five years. Mr. FitzSimmons became a director of the Company in February 1994.

         DAVID T. HARRISON; AGE 56; PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CLARKSTON STATE BANK

         Mr. Harrison has been the President and Chief Executive Officer of Clarkston State Bank since December 1998 and has been a director of Clarkston Financial Corporation, the public holding company for Clarkston State Bank, since December 1998. He has been the President of Pinnacle Appraisal Group, Inc., a real estate appraisal firm, since founding that Company in July 1991 and has also been the President of Trophy Homes, Inc., a residential builder, since October 1996. Prior to that time, Mr. Harrison was President and Chief Executive Officer of First of America Bank-Southeast Michigan, N.A. (the successor bank of First of America-Oakland/Macomb, N.A.), a wholly-owned subsidiary of First of America Bank Corporation, for more than five years. Mr. Harrison has served as a director of the Company since June 1992.

         SAM M. LAFATA; AGE 65; GENERAL MANAGER OF MANHEIM METRO DETROIT AUTO AUCTION

         Mr. LaFata has been General Manager of Manheim Metro Detroit Auto Auction since February 1991 and has more than 30 years of experience in the automotive sales industry. Mr. LaFata has served as a director of the Company since June 1992.

                            OTHER EXECUTIVE OFFICERS

         BRETT A. ROBERTS; AGE 32; EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

         Mr. Roberts joined the Company in 1991 as Corporate Controller and was named Assistant Treasurer in March 1992 and Vice President-Finance in April 1993. He was named Chief Financial Officer and Treasurer in August 1995 and to his present position in January 1997. Before joining the Company, he was employed at Arthur Andersen LLP in the audit division.

         DOUGLAS W. BUSK; AGE 38; VICE PRESIDENT AND TREASURER

         Mr. Busk joined the Company in November 1996 and has been Vice President and Treasurer since January 1997. Previously, Mr. Busk was a Vice President and Loan Officer of Comerica Bank from 1990 to 1996.

         JOHN P. CAVANAUGH; AGE 33; CORPORATE CONTROLLER AND ASSISTANT SECRETARY

         Mr. Cavanaugh has been the Company's corporate controller since joining the Company in October 1993. He was named to his present position in August 1995. Prior to joining the Company, Mr. Cavanaugh was employed at KPMG Peat Marwick LLP in the audit division.

         ROBERT A. DERWA; AGE 62; VICE PRESIDENT - OPERATIONS

         Mr. Derwa has been Vice President - Operations since August 1995. He served as President of the Company from 1989 until August 1995, and has been employed by the Company since 1981 in various managerial capacities.

         MICHAEL W. KNOBLAUCH; AGE 35; VICE PRESIDENT - COLLECTIONS

         Mr. Knoblauch has been employed by the Company since 1992. He was named Vice President - Collections in August 1995. He served as the Company's collection manager from May 1994 to August 1995. Before joining the Company, Mr. Knoblauch was on the financial staff of General Motors Corporation, Service Parts Division.

         CHARLES A. PEARCE; AGE 34; VICE PRESIDENT AND GENERAL COUNSEL

         Mr. Pearce has been the Company's general counsel since January 1996 and was named to his present position in January 1997. Mr. Pearce was employed with the law firm of Rhoades, McKee, Boer, Goodrich and Titta from May 1990 until joining the Company in January 1996.

         DAVID S. SIMMET; AGE 34; VICE PRESIDENT - INFORMATION SYSTEMS

         Mr. Simmet has been employed by the Company since 1992. He was named Vice President - Information Systems in October 1997. He served as the Company's Director of Information Systems from April 1995 to October 1997 and as Manager of Information Systems from August 1992 to April 1995. Before joining the Company, Mr. Simmet was employed at Arthur Andersen LLP in the business systems consulting practice.

         RICHARD G. VANDERPORT; AGE 50; VICE PRESIDENT - SALES

         Mr. Vanderport was Vice President - Sales from 1989 to 1995. In 1995, he was named president of an affiliated company and served in that capacity until 1997. In December 1997, Mr. Vanderport rejoined the Company as Vice President - Sales. Before joining the Company, Mr. Vanderport operated a used car dealership and was enrolled as a dealer in the Company's financing program.

         ALLAN V. APPLE; AGE 58; SECRETARY

         Mr. Apple, a certified public accountant, has been employed by the Company since January 1992. From 1987 to 1991, he served as Chief Financial Officer of the Company and was named to his present position in March 1992. He also served as Executive Vice President from March 1992 until August 1995.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held eleven meetings during 1998. Standing committees of the Board include the Audit Committee and the Executive Compensation Committee. The current members of the committees are Messrs. Craig, Harrison and LaFata.

         The Audit Committee's principal responsibilities include: (a) recommending the selection of the Company's independent public accountants, (b) reviewing the scope of audits made by the independent public accountants, (c) reviewing the audit reports submitted by the independent public accountants, and
(d) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures. The Audit Committee held two meetings during 1998.

         The Executive Compensation Committee's principal responsibilities include: (a) reviewing on an annual basis the compensation of all executive officers of the Company, (b) making recommendations to the Board regarding compensation of executive officers, (c) reviewing all employee benefit plans pursuant to which securities (including stock options) are granted to the Company's executive officers, and (d) administering the Company's 1992 Stock Option Plan (the "Option Plan"). The Executive Compensation Committee held two meetings during 1998.

(2)      PROPOSAL TO APPROVE AN AMENDMENT TO THE 1992 STOCK OPTION PLAN

         Proposed Amendment. The Board of Directors is seeking approval of an amendment to the 1992 Stock Option Plan (the "Option Plan") which will increase the number of shares subject to the Option Plan from 5,000,000 to 8,000,000 shares and which will increase the number of options that may be granted to any individual salaried employee in any three-year period from 500,000 to 1,000,000 (subject to adjustment for stock split and certain other corporate events). The amendment has been approved by the Board of Directors, subject to shareholder approval. Approval of the Option Plan amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal. Abstentions and broker non-votes will have no effect with respect to this proposal. The Board of Directors recommends a vote FOR the approval of the proposal. Mr. Foss, who beneficially owns 51.9% of the Common Stock outstanding, intends to vote for approval of the proposal. EXECUTED PROXIES WILL BE VOTED FOR THE PROPOSAL TO AMEND THE OPTION PLAN UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

         Reasons for Proposed Amendment. The Option Plan is a key element of the Company's compensation program. The purpose of this program is to attract and retain executive officers and employees to lead the Company toward its goals while aligning the financial interests of the Company's executive officers and employees with the long term interests of the Company and its shareholders. The Board of Directors believes that additional shares of Common Stock should be made subject to the Option Plan and that the number of shares that may be granted to any individual salaried employee should be increased to facilitate future grants under the Option Plan consistent with the philosophy and objectives of the Company's compensation program. Establishing limits on the number of options that may be granted to any individual salaried employee is necessary to exempt compensation realized in connection with future exercises of such options from the $1 million cap on compensation imposed by Section 162(m) of the Internal Revenue Code of 1986 (See "Compensation of Executive Officers -- Report of the Executive Compensation Committee -- Deductibility of Executive Compensation"). The increase in the permitted size of option awards to a single individual is based on the Board's determination of an increase in the maximum number of option shares which would be required to be granted in any three-year period to retain or attract an executive officer of the Company. The approval of shareholders of the proposed amendment to the Option Plan will permit the Company to continue to grant stock options as part of its compensation program.

         A total of 5,000,000 shares of Common Stock have been set aside for issuance upon exercise of options under the Option Plan. As of March 31, 1999, options for 3,926,954 shares are outstanding, options for 974,487 shares have been exercised, and 98,559 shares are available for future option grants to employees of the Company and its subsidiaries. All 421 full-time U.S. employees are eligible to receive options under the Option Plan. Options may be granted under the Option Plan until March 1, 2002.

         Description of Option Plan. The Option Plan is administered by the Executive Compensation Committee (the "Committee"). The Committee may delegate to one or more officers or managers of the Company the authority to administer the Option Plan with respect to participants who are not officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

         Options to be granted under the Option Plan may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options other than ISOs (non-qualified options or "NQSOs"). The exercise price of an ISO will generally be equal to the fair market value (as defined in the Option Plan) per share of the Common Stock on the date of the grant, but will be higher if the grantee is a substantial shareholder of the Company. The aggregate fair market value of the Common Stock on the date of grant for which any participant may be granted ISOs first exercisable in any year may not exceed $100,000. The exercise price of NQSOs will be determined by the Committee but may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. The closing price per share of the Common Stock on March 31, 1999 was $5-11/16. The exercise price is required to be paid in full at the time of exercise in cash or its equivalent or, in shares of Common Stock. ISOs and NQSOs granted under the Option Plan will be exercisable for a term of not more than ten years as determined by the Committee and, unless otherwise provided in the stock option agreement relating to a particular option, will terminate upon the participant's termination of employment to the extent not then exercisable. Options that have become exercisable on or prior to the date of termination of employment terminate at the earlier of: (i) the expiration date of the option; or (ii) where such termination occurs other than as a result of death or disability, three months after termination by employment. Options granted under the Option Plan are not transferable by the grantee other than by will, the laws of descent and distribution and, in the case of NQSOs, pursuant to a qualified domestic relations order. All other terms, including the time or times at which an option becomes exercisable, are determined by the Committee in its discretion. The Committee, however, currently may not grant options to purchase more than 500,000 shares to any salaried employee in any three-year period. The approval of shareholders of the proposed amendment to the Option Plan will increase that limit to 1,000,000 shares. The Option Plan may be amended from time to time by the Board of Directors.

         Grants Under Option Plan. The following table sets forth the number of shares subject to options granted under the Option Plan to the Officers named in the "Summary Compensation Table" under "Compensation of Executive Officers," all persons who received 5% or more of the options granted (other than persons whose relationship with the Company has terminated), all current executive officers as a group and all current employees as a group. No options have been granted under the option plan to outside directors or to associates of directors or executive officers of the Company. The exercise prices of all options granted under the Option Plan (other than options granted on July 15, 1992), ranging from $2.17 to $22.25, were at least equal to the fair market value of the Common Stock as of the respective grant dates. The options granted on July 15, 1992, which was the initial grant date, were granted at an exercise price of $2.17, which was the initial public offering price of the Company's Common Stock. The granting of the options on July 15, 1992 at a price different than the fair market value of the Common Stock was approved by shareholders at the Company's 1993 Annual Meeting. All options granted under the Option Plan vest over a three to five year period and terminate ten years after the date of grant or earlier if employment is terminated.




                                                                                  NUMBER OF SHARES
                                                                                  OF COMMON STOCK
                                                                                 SUBJECT TO OPTIONS
             NAME OF PERSON OR GROUP                                             PREVIOUSLY GRANTED
             -----------------------                                             ------------------

             Donald A. Foss................................................                  0
             Brett A. Roberts..............................................            515,000  (a)
             Thomas A. FitzSimmons.........................................            225,000
             Richard G. Vanderport.........................................            280,000  (b)
             Michael W. Knoblauch..........................................            310,000  (c)
             Richard M. Roth...............................................            500,000
             All Executive Officers as a Group.............................          2,067,000  (d)
             All Other Employees as a Group................................          2,478,792  (e)

------------------------------

(a)      Includes 36,000 exercised options.
(b)      Includes 80,000 exercised options.
(c)      Includes 10,000 exercised options.
(d)      Includes 314,000 exercised options.
(e)      Includes 304,838 exercised options.

         Federal Income Tax Consequences. Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not be deemed to receive any income and the Company will not be entitled to any deduction. However, the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise is a tax preference item, which may subject the optionee to the alternative minimum tax in the year of exercise. The holder of an ISO generally will be accorded capital gain or loss treatment on the disposition of Common Stock acquired by exercise of an ISO, provided the disposition occurs more than two years after the date of grant and more than one year after exercise. An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation expense. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered.

         Upon the exercise of a NQSO, an optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock acquired and the Company will receive a corresponding deduction upon withholding for income and employment taxes. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered. When the optionee disposes of the shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain.

                       COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY

         The following table sets forth certain summary information for the years indicated concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (based on combined salary and bonus for 1998) (collectively, the "Named Executive Officers").



                                                 SUMMARY COMPENSATION TABLE
                                                                                         LONG TERM
                                                          ANNUAL                        COMPENSATION
                                                       COMPENSATION                       AWARDS
                                     ------------------------------------------
                                                                          OTHER          SECURITIES
              NAME AND                                                    ANNUAL         UNDERLYING         ALL OTHER
         PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)(A)  COMPENSATION($)(B) OPTIONS/SARS (#) COMPENSATION($)(C)
         ------------------        ----     ---------   -----------  ------------------ ---------------  ------------------

Donald A. Foss...............      1998    $475,000     $      -         $19,678               -             $625
   Chairman of the Board,          1997     450,000            -          16,076               -              625
   President and                   1996     400,000      150,000          10,000               -              625
   Chief Executive Officer

Brett A. Roberts.............      1998    $255,000     $      -         $     -         100,000             $895
   Executive Vice President and    1997     225,000            -               -         350,000 (d)          895
   Chief Financial Officer         1996     150,000      135,000               -               -              895

Thomas A. FitzSimmons (e)....      1998    $260,000     $      -         $60,924          75,000             $  -
   Managing Director               1997      58,000            -               -         150,000                -
   Credit Acceptance Corporation
   U.K. Limited

Richard G. Vanderport (e)....      1998    $250,000     $      -         $     -          10,000             $625
   Vice President -  Sales         1997      12,500            -               -         150,000                -

Michael W. Knoblauch.........      1998    $200,000     $      -         $     -          50,000             $895
   Vice President - Collections    1997     170,000            -               -         300,000 (d)          895
                                   1996     120,000      125,000               -               -              895

----------------------



(a) Annual bonus amounts are earned and accrued during the fiscal years indicated and paid in the following year. See "Compensation of Executive Officers - Report of the Executive Compensation Committee."

(b) The amounts disclosed in this column for Mr. Foss are comprised of automobile allowances and related tax "gross ups". The amount disclosed in this column for Mr. FitzSimmons consists of overseas housing reimbursements of $32,525, automobile allowances of $2,800 and tax gross-ups of $25,599.

(c) The amounts disclosed in this column for 1998 are comprised of the Company's matching contribution for the 401(k) Profit Sharing Plan of $625 for each officer and $270 paid for split beneficiary life insurance policies for Messrs. Roberts and Knoblauch.

(d) These amounts include new option grants, options granted in prior years and repriced, and options granted in 1997 and repriced but does not deduct options granted previously and subsequently cancelled pursuant to a repricing. Options cancelled and repriced in 1997 were 225,000 and 200,000 for Messrs. Roberts and Knoblauch, respectively.

(e) Mr. FitzSimmons joined the Company in October 1997. Mr. Vanderport joined the Company in December 1997.

OPTIONS

         The following table provides information on option grants during 1998 to the Named Executive Officers. All such options were granted under the Company's Option Plan.



                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                           ------------------------------------------------------------------

                                                          PERCENT
                                                          OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                                                                                                      AT ASSUMED ANNUAL RATES
                                                                                                    OF STOCK PRICE APPRECIATION
                            NUMBER OF SECURITIES    OPTIONS/SARS                                        FOR OPTION TERM (A)
                            UNDERLYING OPTIONS/  GRANTED TO EMPLOYEES  EXERCISE PRICE  EXPIRATION       ---------------
       NAME                  SARS GRANTED (#)      IN FISCAL YEAR       ($/SHARE)        DATE        5% ($)            10% ($)
       ----                  ----------------      --------------       ---------        ----        ------            -------

Donald A. Foss.........               -                   -%              $   -               -       $      -        $      -
Brett A. Roberts.......         100,000  (a)           7.05%              8.313        03/06/08        527,850        1,332,919
Thomas A. FitzSimmons..          75,000  (b)           5.28%             7.3125        12/31/08        337,274          861,910
Richard G. Vanderport..          10,000  (a)           0.70%              8.313        03/06/08         52,785          133,292
Michael W. Knoblauch...          50,000  (a)           3.52%              8.313        03/06/08        263,925          666,459

-----------------------


(a) These options granted vest on a five year graduated basis at 6.67%, 13.33%, 20.00%, 26.67% and 33.33% starting on March 6, 1999, or immediately upon a change of control of the Company.

(b) The options granted vest in three equal annual installments beginning December 31, 1999, or immediately upon a change of control of the Company.

(c) Represents the value of such option at the end of its 10-year term (without discounting to present value), assuming the market price of the Common Stock appreciates from the exercise price beginning on the grant date at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the price appreciation reflected in this table will be achieved.

         The following table provides information with respect to the unexercised options held as of December 31, 1998 by the Named Executive Officers. There were no options exercised by the Named Executive Officers during 1998.



                                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION/SAR VALUES

                           NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS/SARS           IN-THE-MONEY OPTIONS/SARS
                                 AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)(A)
                                 ---------------------           ------------------------
      NAME                 EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
      ----                 -----------     -------------        -----------     -------------
Donald A. Foss..........           -                -            $     -          $      -
Brett A. Roberts........     235,666          243,334             376,316          196,875
Thomas A. FitzSimmons...      50,000          175,000              65,625          131,250
Richard G. Vanderport...      50,666          149,334             161,252           96,250
Michael W. Knoblauch....     120,000          180,000              87,500          175,000

------------------------



(a) Values are based on the December 31, 1998 closing price of $7.3125 per share on The Nasdaq Stock Market's National Market.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee, comprised of directors who are not employees of the Company, annually reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the executive compensation program should align the financial interests of the Company's executives with the long term interests of the Company and its shareholders and should attract and retain qualified executives to lead the Company toward its goals. The key elements of the Company's current program include a base salary, a bonus plan linked to the Company's financial performance and equity participation through stock options.

         BASE SALARY. The Executive Compensation Committee's policy with respect to salaries is to establish base compensation levels for executives which are competitive in relation to other companies of similar size within the Company's industry. The Executive Compensation Committee will also take into consideration the executive's responsibilities, experience level and individual performance. Salaries are reviewed annually and are adjusted based on the recommendation of management.

         BONUS PLAN. The Company's executive officers and certain other key employees participate in a bonus program which is intended to provide a direct link between executive compensation and the performance of both the individual and the Company. The bonus program has been designed so that size of the annual bonus pool is equal to a specified portion of the Company's net income in excess of the earnings goal established under the plan and reviewed and approved by the Executive Compensation Committee. An executive's share of this pool will be based in part on that executive's overall performance grade and salary level and in part on that executive's performance measured through achievement of specific objectives. Each executive's performance is evaluated by the Executive Compensation Committee based upon the report and recommendation of management. The Executive Compensation Committee reserves the right to award only a portion of the total bonus pool should individual objectives not be met.

         STOCK OPTIONS. Under the Option Plan, the Executive Compensation Committee may grant options to purchase Common Stock to employees of the Company, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long term incentives to enhance the value of the Company's Common Stock. Generally, the Executive Compensation Committee considers the grant of options to executive officers and key managers on an annual basis. The number of options awarded and the related vesting period are determined based upon management's recommendation and are generally a function of the position held by an executive and his expected contribution to the Company's future growth and profitability.

         THE CHIEF EXECUTIVE OFFICER'S 1998 COMPENSATION. The Executive Compensation Committee's approach to Mr. Foss' compensation is consistent with the Executive Compensation Committee's approach to all other executive officers. Mr. Foss receives a base salary based upon his responsibilities and experience and which the Executive Compensation Committee believes is comparable to the salaries of other chief executive officers at similar companies. In determining Mr. Foss' compensation, the Executive Compensation Committee considered the Company's financial performance for the prior year and Mr. Foss' contribution to the short- and long-term objectives of the Company. As a result of this evaluation and based principally on the Company's low return on equity, his 1998 base salary was established at $475,000, representing only a 5.6% increase over the previous year's base salary of $450,000. Mr. Foss is eligible for the Company's bonus and stock option programs. Mr. Foss did not receive a bonus or stock options in 1998 as the Company did not meet the specific return on equity targets established under the bonus plan.

         The Executive Compensation Committee believes that the above elements assist the Company in meeting its short-term and long-term business objectives and appropriately relate executive compensation to the Company's performance.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company's Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The Option Plan contains a restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under the Option Plan to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility.

         The Executive Compensation Committee does not believe that other components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility and has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Executive Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

EXECUTIVE COMPENSATION COMMITTEE:

          HARRY E. CRAIG       DAVID T. HARRISON            SAM M. LAFATA

DIRECTOR COMPENSATION

         For 1998, all outside Board members received $1,500 for each Board meeting attended plus $500 for each Committee meeting attended and were reimbursed for travel related expenses.

STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period beginning on January 1, 1994 and ending on December 31, 1998 with the cumulative total return on the Nasdaq Market index and a peer group index based upon the approximately 150 companies included in the Dow Jones - Diversified Financial Services Industry Group. The comparison assumes that $100 was invested on December 31, 1993 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.



                                                                    [PERFORMANCE GRAPH]

                                        12/31/93     12/31/94     12/31/95     12/31/96     12/31/97      12/31/98
                                     ------------- ------------ ------------ ------------ ------------- ------------
  Credit Acceptance Corporation         $100.00       $144.90     $169.39      $191.84      $ 63.27       $ 59.69
  ----------------------------------- ------------- ------------ ------------ ------------ ------------- ------------
  Nasdaq Market Index                    100.00         93.91      147.64       197.03       302.61        353.32
  ----------------------------------- ------------- ------------ ------------ ------------ ------------- ------------
  Peer Group                             100.00        104.99      136.18       169.23       207.00        291.96
  ----------------------------------- ------------- ------------ ------------ ------------ ------------- ------------



                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         In the normal course of business, the Company has maintained business relationships and engaged in certain transactions with an affiliated company owned by the Company's Chairman (the "affiliated company") which operates certain affiliated dealers.

CONTRACT ASSIGNMENTS

         As part of its business, the Company regularly accepts installment contracts originated by the affiliated company, which aggregated approximately $10.0 million in 1998, and represented approximately 2% of gross installment contracts receivable as of December 31, 1998. The Company accepted contracts from the affiliated company on the same terms as those accepted from unaffiliated dealers.

INDEBTEDNESS

         During 1998, the affiliated company was indebted to the Company for borrowings used for working capital purposes. The largest amount of such indebtedness outstanding during 1998 was $682,000. As of March 31, 1999, all such indebtedness had been repaid. The indebtedness was due on demand, bore interest at prime plus 4% and was secured by cash collections on contracts accepted from the affiliated company.

         Pursuant to floor plan arrangements, as of December 31, 1998, the affiliated company was indebted to the Company for $4.6 million. The largest amount of such indebtedness outstanding during 1998, including accrued interest, was $11.6 million. Such indebtedness is due as the vehicles securing such indebtedness are sold, and bears interest at 4% above the prime rate, with a minimum of 12%. These arrangements are secured by the related inventory and future cash collections on installment contracts accepted from the affiliated company and are made on the same terms and conditions as loans made to unaffiliated dealers.

SERVICES

        The Company and the affiliated company have entered into a Services Agreement (the "Services Agreement") which provides that the Company and the affiliated company will share specified services, including services relating to insurance management, payroll, tax return preparation and retaining professionals. The Company and the affiliated company reimburse each other for the cost of such services which is calculated based on: (i) a percentage of the monthly salary of certain Company employees; (ii) a fee for any tax return prepared and filed by the Company on behalf of the affiliated company (ranging from $300 to $3,000 depending on the type of return); and (iii) an additional amount equal to the allocable share of fees for professional services and insurance premiums and deductibles paid by the Company during the preceding month, less the Company's share of any such fees paid by the affiliated company during the preceding month. The costs include a fee for the cost of office space owned by the Company and used by the affiliated company. The Services Agreement continues until terminated by the Company or the affiliated company upon 30 days prior written notice. During 1998, the Company charged the affiliated company approximately $248,000 and was charged approximately $80,000 under the Services Agreement.


                             INDEPENDENT ACCOUNTANTS

         On April 16, 1998, Arthur Andersen LLP informed the Company that the client-auditor relationship between Arthur Andersen LLP and the Company had ceased. Although the Company had not communicated such fact to Arthur Andersen LLP, this notification followed the Company's determination to seek competitive bids from independent accounting firms, including Arthur Andersen LLP, with respect to the engagement of independent accountants to audit the Company's financial statements for the year ending December 31, 1998. The Company and Arthur Andersen LLP concur that such notification constitutes an indication by Arthur Andersen LLP that it declines to stand for re-election within the meaning of Item 4 (a) of Form 8-K, although the Company is not required to seek shareholder approval or ratification of the appointment of independent accountants. In selecting independent accountants for its fiscal year ending December 31, 1998, the Company placed no limitations on Arthur Andersen LLP in responding fully to inquiries of the successor accountant.

         The reports of Arthur Andersen LLP on the Company's financial statements for each of the years in the two year period ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         In connection with its audits for each of the two years ended December 31, 1997 and from January 1, 1998 through April 16, 1998, (i) there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such fiscal years and (ii) there were no reportable events as defined in Regulation S-K Item 304 (a)(1)(v).

         The Company provided Arthur Andersen LLP with a copy of the above disclosures which the Company made in response to Item 304 (a) of Regulation S-K. Arthur Anderson LLP furnished the Securities and Exchange Commission a letter stating it agrees with such disclosures.

         The Company engaged Deloitte & Touche LLP as its new independent accountants as of June 24, 1998. During the two fiscal years ending December 31, 1997 and through June 24, 1998, the Company had not consulted with Deloitte & Touche LLP regarding either (i) (A) the application of accounting principles to a specified translation, either completed or proposed; or (B) the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as the term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304 (a) (1) (v) of Regulation S-K).

        The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the 1999 fiscal year. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it since January 1, 1998, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that David T. Harrison, member of the Board of Directors, filed one late report disclosing one transaction.


                             OTHER BUSINESS MATTERS

         The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

         Enclosed with the Notice of Annual Meeting and this Proxy Statement is a copy of the Company's Annual Report on Form 10-K. The Company has also published a formal annual report which is available without charge to shareholders upon request. Address all requests, in writing, to the Investor Relations Department, Credit Acceptance Corporation, P.O. Box 513, Southfield, Michigan 48037.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals by shareholders which are intended to be presented at the 2000 Annual Meeting of Shareholders must be submitted to the Secretary of the Company no later than December 16, 1999 in order to be considered for inclusion in the Company's 2000 proxy materials.

                                By Order of the Board of Directors,



                                Donald A. Foss
                                Chairman, President and Chief Executive Officer

April 14, 1999

                          CREDIT ACCEPTANCE CORPORATION
                             1992 STOCK OPTION PLAN
                       (as amended and restated May 1997)


                1. PURPOSE. The purpose of the Plan is to promote the best interests of the Company and its shareholders by giving participants a greater personal interest in the success of the Company in order to create additional incentive for participants to make greater efforts on behalf of the Company.

                2. ADMINISTRATION. (a) The selection of participants in the Plan and decisions concerning the timing, pricing and amount of any grant of options under the Plan shall be made by the Committee. Except as provided in Section 12 of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all participants.

                (b) The Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant options to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate options held by participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

                3. PARTICIPANTS. Participants in the Plan shall be such key Employees as the Committee may select from time to time. The Committee may grant options to an individual upon the condition that the individual become an Employee, provided that the option shall be deemed to be granted only on the date the individual becomes an Employee.

                4. STOCK. The stock subject to options under the Plan shall be the Common Stock, and may be either authorized and unissued shares or treasury shares held by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 5,000,000 shares (as adjusted for all stock splits through January 1, 1995), subject to adjustment in accordance with Section 10. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be subjected to options under the Plan.

                5. AWARD OF OPTIONS. Subject to the limitations set forth in the Plan, the Committee from time to time may grant options to such participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised) as it shall designate; provided that during any three-year period, no salaried Employee shall receive options to purchase more than 500,000 shares of Common Stock (as adjusted from time to time upon the occurrence of a corporate transaction or event described in the first sentence of Section 10). Each option shall be evidenced by a stock option agreement in such form and containing such provisions as the Committee shall deem appropriate, provided that such terms shall not be inconsistent with the Plan. The Committee may designate any option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an option as an Incentive Stock Option or a Nonqualified Stock Option. Any participant may hold more than one option under the Plan and any other stock option plan of the Company. The date on which an option is granted shall be the date of the Committee's authorization of the option or such later date as shall be determined by the Committee at the time the option is authorized.

                Any option intended to constitute an Incentive Stock Option shall comply with the following requirements in addition to the other requirements of the Plan: (a) the exercise price per share for each Incentive Stock Option granted under the Plan shall be equal to the Fair Market Value per share of Common Stock on the date the option is granted; provided that no Incentive Stock Option shall be granted to any participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company, or any Parent or Subsidiary, possessing more than 10% of the total combined voting power of all classes of stock of such Company, Parent or Subsidiary unless, at the date of grant of an option to such participant, the exercise price for the option is at least 110% of the Fair Market Value of the shares subject to option and the option, by its terms, is not exercisable more than five years after the date of grant; (b) the aggregate Fair Market Value of the underlying Common Stock at the time of grant as to which Incentive Stock Options under the Plan (or a plan of a Subsidiary) may first be exercised by a participant in any calendar year shall not exceed $100,000 (to the extent that an option intended to constitute an Incentive Stock Option shall exceed the $100,000 limitation, the portion of the option that exceeds such limitation shall be deemed to constitute a Nonqualified Stock Option); and (c) an Incentive Stock Option shall not be exercisable after the tenth anniversary of the date of grant or such lesser period as the Committee may specify from time to time.

                A Nonqualified Stock Option shall be exercisable for a term not to exceed 10 years, or such lesser period as the Committee shall determine. The exercise price per share of a Nonqualified Stock Option shall not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted.

                6. PAYMENT FOR SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by tendering to the Company shares of Common Stock then owned by the participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment or (d) by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("Cashless Exercise") if, at the time of exercise, the Company has entered into such an agreement.

                7. WITHHOLDING TAXES.
                The Company shall have the right to withhold from a participant's compensation or require a participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an option. A participant may make an election, notice of which shall be in writing, to tender previously-acquired shares of Common Stock or have shares of Common Stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value on the date of exercise of the option sufficient to satisfy in whole or in part the applicable withholding taxes, or the Cashless Exercise procedure described in Section 6 may be utilized to satisfy the withholding requirements related to the exercise of an option.

                8. NON-ASSIGNABILITY. No option shall be transferable by a participant except by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of a participant, an option shall be exercised only by the optionee. No transfer of an option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option.

                9. TERMINATION OF EMPLOYMENT. Unless otherwise provided in the stock option agreement relating to a particular option: (a) if, prior to the date that such option shall first become exercisable, the participant's Employment shall be terminated, with or without cause, or by the act, death, Disability, or retirement of the participant, the participant's right to exercise the option shall terminate and all rights thereunder shall cease; and
(b) if, on or after the date that such option shall first become exercisable, a participant's Employment shall be terminated for any reason other than death or Disability, the participant shall have the right, prior to the earlier of (i) the expiration of the option or (ii) three months after such termination of Employment, to exercise the option to the extent that it was exercisable and is unexercised on the date of such termination of Employment, subject to any other limitation on the exercise of the option in effect at the date of exercise; and
(c) if, on or after the date that such option shall have become exercisable, the participant shall die or become Disabled while an Employee or while such option remains exercisable, the participant or the executor or administrator of the estate of the participant (as the case may be), or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, prior to the earlier of (i) the expiration of the option or (ii) one year from the date of the participant's death or termination due to such Disability to exercise the option to the extent that it was exercisable and unexercised on the date of death, subject to any other limitation on exercise in effect at the date of exercise
 .
                The transfer of an Employee from one corporation to another among the Company, any Parent and any Subsidiary, or a leave of absence with the written consent of the Company, shall not constitute a termination of Employment for purposes of the Plan.


                10. ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(a) the number and type of shares of Common Stock which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, however, that the number of shares of Common Stock subject to any option shall always be a whole number. In the event of a Change of Control, options under the Plan shall be treated as the Committee may determine (including acceleration of vesting and settlements of options) at the time of grant or at a subsequent date as provided in the stock option agreement reflecting the grant of such options.

                11. RIGHTS PRIOR TO ISSUANCE OF SHARES. No participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

                12. TERMINATION AND AMENDMENT. The Board of Directors (the "Board") may terminate the Plan, or the granting of options under the Plan, at any time. No Incentive Stock Option shall be granted under the Plan after March 1, 2002. Termination of the Plan shall not affect the rights of the holders of any options previously granted.

                The Board may amend or modify the Plan at any time and from time to time. No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the participant holding the option.

                13. APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

                14. EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained as an Employee.

                15. CERTAIN DEFINITIONS. A "Change in Control" shall mean (i) consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the

Company's corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets or (ii) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes.

                The "Code" is the Internal Revenue Code of 1986, as amended.

                The "Committee" is a committee of two or more directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.

                The "Common Stock" is the common stock of the Company.

                The "Company" is Credit Acceptance Corporation, a Michigan corporation.

                "Disabled" or "Disability" means permanently disabled as defined in Section 22(e)(3) of the Code.

                "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

                "Employment" means the state of being an Employee.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Fair Market Value" shall mean the average of the high and low sale prices per share of the Common Stock reported in the Wall Street Journal for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Committee in its sole discretion; provided, however, that Fair Market Value with respect to the initial option grants approved by the Committee on July 15, 1992 shall be deemed to be the initial public offering price per share of the Company's Common Stock of $13.00 ($6.50 after adjustment for the two-for-one stock split paid March 17, 1993).

                An "Incentive Stock Option" is an option intended to meet the requirements of Section 422 of the Code.

                A "Nonqualified Stock Option" is an option granted under the Plan other than an Incentive Stock Option.

                "Parent" means any "parent corporation" of the Company as defined in Section 424(e) of the Code.

                The "Plan" is the 1992 Stock Option Plan.

                "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.

         -------
         |     |
         -------

1. Election of Directors        FOR all nominees   ---      WITHHOLD AUTHORITY to vote       ---     *EXCEPTIONS   ---
                                listed below       |X|      for all nominees listed below    |X|                   |X|
                                                   ---                                       ---                   ---

Nominees: Donald A. Foss, Harry E. Craig, Thomas A. FitzSimmons, David T. Harrison and Sam M. LaFata.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)

*Exceptions
            -----------------------------------------------------------------------------------------------------------------------

                                                                          ---              ---                ---
2. To approve the proposal to amend the 1992 Stock Option Plan.     FOR   |X|    AGAINST   |X|     ABSTAIN    |X|
                                                                          ---              ---                ---




                                                                                              Change of Address and      ---
                                                                                              or Comments Mark Here      |X|
                                                                                                                         ---


                                                                   NOTE: Please sign exactly as name(s) appear(s) on stock records.
                                                                   When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate

                                                                   Signature
                                                                            --------------------------------------------------

                                                                   Date
                                                                       -------------------------------------------------------

                                                                   Signature
                                                          |                 --------------------------------------------------
                                                          |
                                                          |        Date
                                                      -----            -------------------------------------------------------

                                                                   VOTES MUST BE INDICATED    ---
                                                                   (X) IN BLACK OR BLUE INK.  | |
                                                                                              ---
 (PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   CREDIT ACCEPTANCE CORPORATION
                                                               PROXY
                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CREDIT ACCEPTANCE CORPORATION

                    The undersigned hereby constitutes and appoints Donald A. Foss and Brett A. Roberts, and each of them, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Credit Acceptance
          Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the
          Company, to be held at 400 Renaissance Center, 23rd Floor, Detroit, Michigan on May 24, 1999 at 9:00 a.m., local time, and at any adjournments thereof, upon the matters proposed by the Company and listed on the other side of this proxy.

                    This Proxy, when properly executed, will be voted in the manner directed. IF NO SPECIFICATION IS MADE, THIS
          PROXY WILL BE VOTED FOR THE NOMINEES NAMED AND FOR THE PROPOSALS ON THE OTHER SIDE. In their discretion the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 14, 1999 is unable to serve or, for good cause, will not serve.

                    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement
          dated April 14, 1999 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

          (Continued and to be signed on other side.)

                                                                                CREDIT ACCEPTANCE CORPORATION
                                                                                P.O. BOX 11382
                                                                                NEW YORK, N.Y. 10203-0382
